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                                                                   EXHIBIT 8.1

SUBSIDIARIES

The following is a list of all subsidiaries of Celestica Inc. Unless otherwise noted, all subsidiaries are wholly owned by Celestica Inc.

1204362 Ontario Inc., Ontario corporation
1271576 Ontario Inc., Ontario corporation
1271577 Ontario Inc., Ontario corporation
1282087 Ontario Inc., Ontario corporation
1282088 Ontario Inc., Ontario corporation
1287347 Ontario Inc., Ontario corporation
1325091 Ontario Inc., Ontario corporation
1334607 Ontario Inc., Ontario corporation
1346574 Ontario Inc., Ontario corporation
1346575 Ontario Inc., Ontario corporation
1346576 Ontario Inc., Ontario corporation
1346817 Ontario Inc., Ontario corporation
1346818 Ontario Inc., Ontario corporation
1346819 Ontario Inc., Ontario corporation
1453824 Ontario Inc., Ontario corporation
Ascent Power Technology Limited, United Kingdom corporation
Celestica AG, Switzerland corporation
Celestica Asia Pte Limited, Singapore corporation
Celestica (Barbados) Inc., Barbados corporation
Celestica Corporation, Delaware corporation
Celestica Czech Republic, s.r.o., Czech Republic corporation
Celestica de Monterrey, S.A. de C.V., Mexico corporation (1)
Celestica Denmark A/S, Denmark corporation
Celestica Do Brasil Ltda., Brazil corporation (2)
Celestica Employee Nominee Corporation, Ontario corporation
Celestica Europe Inc., Ontario corporation
Celestica Hong Kong Limited, Hong Kong corporation (3)
Celestica Inc., Ontario corporation
Celestica Industries Limited, United Kingdom corporation
Celestica International Inc., Ontario corporation
Celestica Ireland B.V., Netherlands corporation
Celestica Ireland Holdings, Ireland corporation (4)
Celestica Ireland Limited, Ireland corporation
Celestica Italia S.r.l., Italy corporation
Celestica Japan KK, Japan corporation
Celestica Japan Repair Services Inc., Ontario corporation
Celestica Limited, United Kingdom corporation
Celestica Liquidity Management Hungary Limited Liability Company, Hungary
   corporation
Celestica Malaysia Sdn. Bhd., Malaysia corporation
Celestica (PMI) LLC, Delaware limited liability corporation
Celestica (PMII) LLC, Delaware limited liability corporation
Celestica Services Inc., Delaware corporation
Celestica Services Limited, United Kingdom corporation
Celestica Singapore Pte Limited, Singapore corporation
Celestica South America Holdings Inc., Ontario corporation
Celestica Suzhuo Technology Ltd., China Corporation
Celestica (Telford) Limited, United Kingdom corporation
Celestica (Thailand) Limited, Thailand corporation (5)
Celestica (UK) Holdings Limited, United Kingdom corporation
Celestica (U.S.) Inc., Delaware corporation
Dongguan Celestica Electronics, Ltd., a China corporation
IMS Holdco, Inc., Delaware corporation
IMS International Manufacturing Services de Monterrey, S. de R.L. de C.V.,
   Mexico corporation
IMS International Manufacturing Services Limited, Cayman Islands corporation Jiminy S.r.l., Italy corporation
NDB Industrial Ltda., Brazil Corporation
Signar, s.r.o., Czech Republic corporation


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(1)      1282088 Ontario Inc. owns 99.2% of Series A and 100% of Series B and
         1287347 Ontario owns 0.8% of Series A.

(2) Celestica South America Holdings Inc. owns 99% and 1334607 Ontario Inc. owns 1%.

(3) Celestica Inc. owns 4,250 "A" ordinary shares and IMS Holdco, Inc. owns 1,000 "A" ordinary shares.

(4) 1282087 Ontario Inc. owns 100% of Ordinary Shares and 100% of Class B Redeemable Preference Shares and Celestica Services Limited owns 100% of Class A Redeemable Preference Shares and 100% of Class D Redeemable Preference Shares.

(5) IMS International Manufacturing Services, Limited owns 2,839,994 shares and 6 corporations own one share each.